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                                                   EXHIBIT 10.22.1














   Amendment, dated as of September 14, 1994, between Angelo D. Bizzarro and
                Caterair International Corporation, relating to
                   Angelo D. Bizzarro's employment agreement.


















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                                   AMENDMENT

        THIS AMENDMENT is entered into as of September 14, 1994 by and between CATERAIR INTERNATIONAL CORPORATION, a Delaware corporation (the "Company") and ANGELO D. BIZZARRO, residing at 22500 West Harris Road, P.O. Box 335, Barnesville, MD 20838 (the "Employee").

                                   RECITALS:

        WHEREAS, the Company and the Employee have entered into an Employment Agreement effective as of December 15, 1989 (the "Agreement"); and

        WHEREAS, the parties desire to amend the Agreement;

        NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Section 2 of the Agreement is deleted in its entirety and the following substituted therefor:

                "2. Term. The employment of the Employee by the Company as provided in Section 1 hereof will commence on the date of the consummation of the Acquisition (the "Commencement Date") and end on the seventh anniversary of such date (the "Initial Term"), and thereafter shall continue from year to year for one additional one (1) year terms (the "Additional Terms"), unless and until either party shall give notice of its intent to terminate not less than ninety (90) days prior to the end of the then-current Initial Term or Additional Term, which termination shall be effective at the expiration of said term (the "Expiration Date"), or until sooner terminated as hereinafter set forth."

        2. The first sentence of Section 3 of the Agreement is revised to read as follows:

                "The Employee shall serve as Executive Vice President and Chief Operating Officer, reporting to the President and Chief Executive Officer of the Company, with such duties and responsibilities as the Board of Directors of the Company may from time to time determine and assign to the Employee."


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        3. This Amendment shall be effective as of September 14, 1994. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   CATERAIR INTERNATIONAL CORPORATION


                                   By: /s/ DANIEL J. ALTOBELLO
                                       -------------------------------
                                   Title: Chairman
                                          ----------------------------


                                   EMPLOYEE


                                   /s/ ANGELO D. BIZZARRO
                                   ------------------------------------
                                   Angelo D. Bizzarro